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                                                                Exhibit 12

                     CORRESPONDENT CUSTOMER MARGIN AGREEMENT



Alex. Brown & Sons Incorporated
135 East Baltimore Street                               Account No. __________
Baltimore, Maryland 21202

         I have been informed and understand that the Financial Service Organization with which I maintain my securities account (my "Financial Service Organization") has entered into a Clearing Agreement with Alex. Brown & Sons Incorporated ("Alex. Brown") pursuant to which Alex. Brown will provide my Financial Service Organization with certain services relating to my account including approving, extending and maintaining credit on margin transactions.

         In consideration for your providing such services for one or more of my accounts now or hereafter opened, and any accounts in which I have an interest, which account(s) have been introduced to you by my Financial Service Organization (who will act on my behalf in the purchase or sale of securities), I agree as follows:

1.       Definitions

         Throughout this Agreement, "I", "me", "my", "we", "us" and "the undersigned" refer to the person(s) whose signature(s) appear(s) below and all others who are legally obligated on this account. "You" and "your" refer to Alex. Brown, its subsidiaries, affiliates, officers, directors, agents and employees. "Financial Service Organization" refers to the firm through which I maintain my account(s), its subsidiaries, affiliates, officers, directors and employees. Where the context requires, the singular shall be plural and the plural shall be singular.

2.       Account is Carried on an Introduced Basis

         I acknowledge that my account has been introduced to you by arrangement with my Financial Service Organization. You are authorized to accept from my Financial Service Organization, without inquiry or investigation by you (i) orders for the purchase or sale of securities or other property for my account, on margin or otherwise, and (ii) any other instructions concerning my account. I understand and agree that my Financial Service Organization is not your agent and that you shall have no responsibility or liability to me for any acts or omissions of my Financial Service Organization, its officers, employees or agents. I intend that my Financial Service Organization be a beneficiary of this

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         Agreement. I also understand and agree that Alex. Brown does not act as investment advisor, determine customer investment objectives, solicit orders, recommend securities for purchase or sale, or exclusive discretionary authority with respect to my account. Alex. Brown will not be responsible for monitoring my account to determine adherence to my stated investment objectives. I agree that any inquiry I may have concerning the servicing of my account will be directed to my Financial Service Organization.

3.       Margin Account

         I agree to open a margin account with you through my Financial Service Organization and acknowledge to you that I understand each of the following:

         - When I purchase securities on margin, I borrow money from you to finance that purchase; I may also borrow against collateral in my margin account for other purposes.

         - I will be obligated to pay interest on all sums I borrow from you.

         - I may be required to deliver additional collateral consisting of cash or securities to you to maintain my loan balance, as you require.

         - By using a margin account to leverage my investments, I increase my risk of loss.

         -        Alex. Brown will deduct all interest charges from my account.

         - My current debit balance will appear on each account statement Alex. Brown sends to me.

         - Alex. Brown will charge me interest on a monthly basis and will disclose on my account statement the interest rate and total interest charge.

4.       Capacity to Contract, Customer Affiliation

         By signing below, I represent that I am of legal age. I also represent that no one except the persons named on the accounts) you are carrying has an interest in such account(s). I agree to inform my Financial Service Organization if I am or become a director or officer of any publicly traded company.

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5.       Joint Accounts

         If this is a joint account, we agree that each account owner shall be jointly and severally liable for this account. Notwithstanding the foregoing, you are authorized, in your discretion, to require joint action by all of the account owners with respect to any matters concerning the account.

6.       Credit Information and Investigation

         I authorize you to obtain reports concerning my credit standing and business conduct, at your discretion.

7.       Interest Charges

         I acknowledge that debit balances in my cash or margin account, including but not limited to those arising from my failure to make payment by settlement date for securities purchased, will be charged interest at the then current rate, in accordance with your usual custom. Interest will be computed on the net daily debit balance, which is computed by combining all debit balances and credit balances in each account with the exception of credit balances associated with short security positions. I acknowledge receipt of your statement regarding interest and service charges and that you may charge an account maintenance fee with respect to inactive accounts.

8. Margin Maintenance, Calls for Additional Collateral, Liquidations and Covering Short Positions

         I will maintain such securities and other property in my account for margin purposes as you shall require from time to time. You shall have the right in accordance with your general policies regarding margin maintenance requirements, as such may be modified or amended from time to time, to require additional collateral or to liquidate securities and other property whenever in your sole discretion you consider it necessary for your protection. You may do so under circumstances which include, but are not limited to, the failure to promptly meet any call for additional collateral, the filing of a petition in bankruptcy, the appointment of a receiver by or against me or the attachment or levy against any account with you in which I have an interest. In such an event you are authorized to sell any and all securities and other property in any of my accounts with you whether carried individually or jointly with others, to buy all securities or other property which may be short in such account, to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, notice of sale or purchase, or other notice or advertisement, each of which is expressly waived. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is

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         usually transacted or at public auction or private sale, and you may be the purchaser for your own account. I understand that any prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice as provided herein.

9.       Satisfaction of Indebtedness

         I agree to satisfy, upon demand, any indebtedness, and to pay any debit balance remaining when any of my accounts are closed, either partially or totally. I further agree to pay the reasonable costs and expenses of collection of any debit balance and any unpaid deficiency in my account, including attorney's fees. If my account is owned by more than one individual, then our obligations under this Agreement shall be joint and several.

10.      Liens

         I hereby grant to you a security interest in all securities and other property in your possession in which I have an interest in order to secure any and all indebtedness or any other of my obligations to you. All such securities and other property shall be held as security for the payment of any such obligations or indebtedness in any account with you in which I have an interest, and you may, in your discretion, at any time and without prior notice, sell and/or transfer any or all securities and other property in order to satisfy such obligations.

11.      Authority to Borrow

         In case of the sale of any security or other property by you at the direction of my Financial Service Organization and your inability to deliver the same to the purchaser by reason of my failure to supply you therewith, I authorize you to borrow any security or other property necessary to make delivery thereof, and agree to be responsible for any loss which you may sustain thereby and any premiums which you may be required to pay thereof by reason of your inability to borrow the security or other property sold.

12.      Loan or Pledge of Securities and Other Property

         Within the limitations imposed by applicable laws, all securities and other property now or hereafter held, carried or maintained by you in your possession that have not been fully paid for or are held in a margin account may be lent, either to yourself or to others, pledged and repledged by you, without notice to me, either separately or in common with other securities and other property of your customers for any amount due in my account(s) which I have an interest, or for any greater amount, and you may do so

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         without retaining in your possession or control for delivery a like amount of similar securities or other property. I understand that in the event securities held for my account(s) are loaned out, I may lose certain voting rights attended to such securities.

13.      Short and Long Orders; Deliveries and Settlements

         I agree that, in giving orders to sell, all "short" sales will be designated by me as "short" and all other sales will be designated by you as "long." "Short sale" means any sale of a security not owned by me or any sale that is consummated on settlement date by delivery of a borrowed security. I also agree that you may, at your discretion, immediately cover any short sales in my account, without prior notice. My failure to designate a sale order as "short" is a representation on my part that I own the security line of restriction, and if the security is not in your possession at the time of sale, I agree to deliver the security to you or my Financial Service Organization before settlement date. In case of non-delivery of a security, you are authorized to purchase the security to cover my position and charge any loss, commissions and fees to my account. I agree that if you fail to receive payment for securities I have purchased you may, without prior demand or notice, sell those securities or other property held by you in any of my account(s) with you and any loss resulting therefrom will be charged to such account(s). I authorize you, at your discretion, to request and obtain extension(s) of my time to make payment for securities I purchase, as provided for by Federal Reserve Bank Regulation T.

14.      Confirmations, Statements and Written Communications

         I agree to notify my Financial Service Organization in writing within ten (10) days of your sending me a confirmation, of any objection I have to any transaction in my account. In the absence of such written notification, I agree that all transactions for my account will be final and binding on me. Confirmations of transactions, as well as other communications, may be sent to the address I provided to my Financial Service Organization or to such other address I may hereafter give to my Financial Service Organization in writing, and all communications so sent, whether by mail, private carrier, facsimile, messenger or otherwise, shall be deemed given to me, whether actually received or not. Unless I advise you in writing to the contrary, you may disclose my name and address to the issuers of securities which you hold for me.

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15.      Applicable Rules and Regulations

         All transactions in my account shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market, and its clearing house, if any, where the transactions are executed. Transactions shall also be subject to the provisions of federal and state securities laws, as amended, and to the rules and regulations of the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. You shall not be liable for loss caused directly or indirectly by your compliance with such rules or regulations or by government restrictions, exchange or market rulings, suspension of trading, war, or other conditions beyond your control.

16.      Waiver

         Except as specifically permitted in this Agreement, no provision of this Agreement can be waived, altered, modified, or amended unless such is agreed to in writing.

17.       Miscellaneous

         This Agreement shall be binding upon my heirs, executors, administrators, personal representatives and permitted assigns. It shall inure to the benefit of your successors and assigns to whom you may transfer my account. This Agreement contains the entire understanding between us concerning the subject matter of this Agreement. I may not assign the rights and obligations hereunder without first obtaining your prior written consent. I agree that Alex. Brown has the right to amend this Agreement at any time by sending written notice of such amendment to me. Any such amendment shall be effective as of the date established by Alex. Brown. If any provision of this Agreement is held to be invalid, void or unenforceable by reason of any law, rule, administrative order or judicial decision, that determination shall not affect the validity of the remaining provisions of this Agreement. This Agreement shall be deemed to have been made in the State of Maryland and shall be construed, and the rights of the parties determined, in accordance with the laws of the State of Maryland and the United States, as amended, without giving effect to the choice of law or conflict-of-laws provisions thereof.

18.      Arbitration Disclosures

         I am aware that we are agreeing to arbitrate disputes regarding my account as set forth in paragraph 19. I also have been informed of the following regarding the arbitration process:

         -         Arbitration is final and binding on the parties.


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         -        The parties are waiving their right to seek remedies in
                  court, including the right to a jury trial.

         - Pre-arbitration discovery is generally more limited than and different from court proceedings.

         - The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

         - The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

19.      Agreement to Arbitrate

         It is agreed that all past, present, or future controversies between myself, any persons having an interest in my account, Alex. Brown, my Financial Service Organization, or any of the employees or affiliates of either, concerning any transaction or the construction, performance, or breach of this or any other agreement pertaining to securities and other property, whether entered into prior, on or subsequent to the date hereof, including but not limited to claims of fraud in the inducement, shall be submitted to arbitration pursuant to the Federal Arbitration Act. Any arbitration under this Agreement shall be conducted before the National Association of Securities Dealers, Inc. ("NASD") or any other securities industry self-regulatory organization of which Alex. Brown or your correspondent is a member, in accordance with the rules then obtaining of such organization. The award of the arbitrator(s), or a majority of them, shall be final and judgment upon such award may be entered in any court having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

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         By signing below, I authorize you to open and carry a margin account for my benefit, and acknowledge that securities in my account may be loaned to Alex. Brown as principal or loaned to others. I also acknowledge that I have received a copy of this Agreement. I further acknowledge that:

                      THIS AGREEMENT CONTAINS A PRE-DISPUTE
                    ARBITRATION CLAUSE AT PARAGRAPH 19 ABOVE.
                           PLEASE READ AND SIGN BELOW.

        (Individuals)             SIGNATURES                (Partnership)

  -----------------------         ----------              ----------------------
                                    (Date)                (Name of Partnership)

  _______________________          __________          By_________     _______
  (Second Party, if Joint           (Date)               (General       (Date)
  Account)                                                Partner)

                                  (Corporation)

        -----------------------------------------------------------------
                              (Name of Corporation)

 (Seal)
 Attest_________________          __________      By__________     _______
                                    (Date)                          (Date)

Title__________________                                Title_________________